UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 31, 2009, Pioneer Southwest Energy Partners USA LLC ("Pioneer Southwest LLC"), a wholly-owned subsidiary of Pioneer Southwest Energy Partners L.P. (together with its consolidated subsidiaries, the "Partnership"), completed the acquisition of certain oil and gas properties and the assumption of certain associated liabilities (the "2009 Acquired Property Interests") from Pioneer Natural Resources USA, Inc. ("Pioneer USA") pursuant to a Purchase and Sale Agreement dated August 31, 2009 among Pioneer Southwest LLC, the Partnership and Pioneer USA (the "2009 Acquisition"). The effective date of the 2009 Acquisition was July 1, 2009. The 2009 Acquired Property Interests represent oil and gas properties located in the Spraberry field in the Permian Basin of West Texas (the "Spraberry field').

The Partnership was formed in June 2007 by Pioneer Natural Resources Company (together with its subsidiaries, "Pioneer") to own and acquire oil and gas assets in the Partnership's area of operations. The Partnership's area of operations consists of onshore Texas and eight counties in the southeast region of New Mexico. Prior to the completion on May 6, 2008 of the Partnership's initial public offering of 9,487,500 common units representing limited partner interests (the "Offering"), Pioneer owned all of the general and limited partner interests in the Partnership. Pioneer formed Pioneer Southwest LLC to hold certain of the Partnership's oil and gas properties located in the Spraberry field. To effect the Offering, Pioneer (i) contributed to the Partnership a portion of its interest in Pioneer Southwest LLC for additional general and limited partner interests in the Partnership, (ii) sold to the Partnership its remaining interest in Pioneer Southwest LLC for $141.1 million, (iii) sold incremental working interests in certain of the oil and gas properties owned by Pioneer Southwest LLC to the Partnership for $22.0 million, which amount represented the net proceeds from the exercise by the underwriters of the over-allotment option (the transactions described in (i), (ii) and (iii) above are referred to in the aggregate as the "2008 IPO Acquisitions"), and (iv) caused Pioneer Natural Resources GP LLC (the "General Partner") to contribute $24 thousand to the Partnership to maintain the General Partner's 0.1 percent general partner interest in conjunction with the exercise of the underwriters' over-allotment option. As a result of the transactions described in (i) and (ii) above, Pioneer Southwest LLC became a wholly-owned subsidiary of the Partnership.

For all periods prior to their acquisition and assumption by the Partnership, the financial position, results of operations, cash flows and changes in owner’s equity of the property interests acquired and the liabilities assumed in the 2009 Acquisition (representing periods prior to August 31, 2009) and the 2008 IPO Acquisitions (representing periods prior to May 6, 2008) are referred to herein as the "Partnership Predecessor".

Pioneer, through Pioneer USA and the General Partner, owns 20,521,200 of the Partnership's common units, representing 68.4 percent of the Partnership's outstanding common units and a 0.1 percent general partner interest, respectively. Because the 2009 Acquisition and the 2008 IPO Acquisitions represented transactions between entities under common control, applicable accounting standards require that the accounting attributes of the Partnership Predecessor be retrospectively combined with those of the Partnership, in a manner similar to a pooling of interests. Consequently, historical recast financial position, results of operations, cash flows and changes in owner’s equity of the Partnership, as presented in the exhibits filed with this report include those of the Partnership Predecessor.

The primary differences between the accounting attributes of the Partnership Predecessor and the Partnership are as follow:

•

The lease operating expenses of the Partnership Predecessor include the estimated direct internal costs that Pioneer USA incurs as operator of the properties (the "Direct Operator Costs"). The lease operating expenses of the Partnership include the payment to Pioneer USA of operator overhead charges (commonly referred to as the Council of Petroleum Accountants Societies, or "COPAS Fees"), rather than Direct Operator Costs. COPAS Fees have historically exceeded Direct Operator Costs.

•

The estimated proved reserves of the Partnership Predecessor are greater than those that the Partnership would estimate under similar circumstances due to the future lease operating expenses of the properties being burdened by the COPAS Fees rather than the Direct Operator Costs, resulting in a decline in the properties economic lives. Consequently, depreciation, depletion and amortization expense of the Partnership Predecessor differs from that of the Partnership.

•

The general and administrative expense of the Partnership Predecessor includes the estimated general and administrative expenses incurred by Pioneer to execute the business activities of the Partnership Predecessor, which includes the indirect internal costs that Pioneer USA incurs as operator of the properties (the "Indirect Operator Costs"). The general and administrative expense of the Partnership will be based, in part, on the amount that will be charged by Pioneer under an administrative services agreement that excludes Indirect Operator Costs.

•	The Partnership’s interest expense will increase as a result of the $138.0 million of Credit Facility borrowings that were used to partially fund the 2009 Acquisition.

The following table provides the composition of the historic accounting attributes of the Partnership, as combined with the Partnership Predecessor:

Pioneer Southwest Energy Partners L.P.
Composition of Presented Historic Accounting Attributes

May 6, 2008 through
	Prior to May 6, 2008	December 31, 2008
2008 IPO Acquisitions	Partnership Predecessor	Partnership
2009 Acquisition (a)	Partnership Predecessor	Partnership Predecessor

______

(a)

The future accounting attributes of the assets acquired and liabilities assumed in the 2009 Acquisition have been combined with the Partnership, representing the Partnership Predecessor for the period from January 1, 2009 through August 31, 2009 and the Partnership thereafter.

Accordingly, the Partnership has recast certain information included in the following items in its 2008 Annual Report on Form 10-K (the "2008 Annual Report") filed with the Securities and Exchange Commission ("SEC") on March 5, 2009 to give retrospective recognition to the historic accounting attributes of the assets acquired and liabilities assumed in the 2009 Acquisition:

•	Item 6. Selected Financial Data;

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 8. Financial Statements and Supplementary Data.

The recast financial information of the Partnership is filed as Exhibits 99.1 through 99.3 to this Current Report on Form 8-K (the "Report") and is incorporated herein by reference. Except with respect to the limited matters described above or as expressly noted in the exhibits to this Report, the recast information included in this Report has not been updated to reflect events subsequent to the filing of the 2008 Annual Report. This Report should be read together with the portions of the 2008 Annual Report that that they supplement, and together with the Partnership’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009 and other Current Reports on Form 8-K filed by the Partnership with the SEC after the 2008 Annual Report.

All references in this Report to the "Partnership," "PSE" and similar terms refer to Pioneer Southwest Energy Partners L.P. and its subsidiaries.

Defined terms used in the attached Exhibits 99.1through 99.3 have the same meanings as given above and in the 2008 Annual Report.

Cautionary Statement Concerning Forward-Looking Statements

Certain information included or incorporated by reference in this Report contains forward-looking statements that involve risks and uncertainties. When used in this document, in its exhibits or in the documents incorporated by reference, the words "believes," "plans," "expects," "anticipates," "intends," "continue," "may," "will," "could," "should," "future," "potential," "estimate," or the negative of such terms and similar expressions as they relate to the Partnership are intended to identify forward-looking statements. The forward-looking statements are based on the Partnership's current expectations, assumptions, estimates and projections about the Partnership and the industry in which the Partnership operates. Although the Partnership believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Partnership's control. In addition, the Partnership may be subject to unforeseen risks that may have a material adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. See "Item 1. Business — Competition, Markets and Regulations," "Item 1A. Risk Factors" and "Item 7A. Quantitative and Qualitative Disclosures About Market Risk" in the Partnership’s 2008 Annual Report filed on Form 10-K, and “Item 3. Quantitative and Qualitative Disclosures About Market Risk” and " Item 1A. Risk Factors" in the Partnership’s Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 200,9 June 30, 2009 and September 30, 2009 for a description of various factors that could materially affect the ability of the Partnership to achieve the anticipated results described in the forward-looking statements. The Partnership undertakes no duty to publicly update these statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Netherland Sewell & Associates, Inc..

99.1	Selected Financial Data.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Financial Statements and Supplementary Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

	By:	Pioneer Natural Resources GP LLC, its
general partner

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: November 9, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Netherland Sewell & Associates, Inc..

99.1	Selected Financial Data.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Financial Statements and Supplementary Data.